Exhibit 10.4

THIS AGREEMENT made effective the 4th day of January, 2003.

BETWEEN:

Banyan Corporation, a company incorporated under the laws of the State of Oregon
(hereinafter referred to as "Banyan")

OF THE FIRST PART AND:

Michael J. Gelmon, Businessman, of the City of Calgary, in the Province of Alberta, Canada
(hereinafter referred to as "Gelmon")

OF THE SECOND PART

AMENDING AGREEMENT
RE: MANAGEMENT AGREEMENT

WHEREAS the Parties hereto have entered a Management Agreement (the “Agreement”), dated May 7th, 2001;

AND WHEREAS the parties hereto are desirous of amending certain provisions contained in the Agreement, as agreed to herein;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

1.	To amend Article 7 of the Agreement as follows:

	(i)	Provision (a.) to be amended to $120,000 per annum from $60,000 per annum;

	(ii)	Provision (b) to be deleted and replaced with the following:

		b.	500,000 options for Class A Common Shares in the Corporation at the strike price of 5¢ per share (the “Options”). The Options will vest with Gelmon as follows:

(i)
the Options shall vest with Gelmon effective upon the closing date of the purchase of the Chiropractic Clinics in Lake Charles Louisiana on or about the 29th day of July, 2002 by Chiropractic USA, Inc or its affiliate, Southern Health Care, Inc.

The Options will be exercisable for 5 years from the date of vesting. The Corporation agrees to register the Options immediately upon the vesting thereof, or as soon as practicable thereafter. The Class of Common Shares as referred to herein is intended to be the publicly traded class of shares currently available in the "over the counter" market.

	(iii)	Provision (c.) to be amended to $1,000 per month from $500 per month;

2.	To amend Article 8 of the Agreement as follows:

By deleting (a) and replacing it with the following:

		(a)	This agreement shall commence on the date first above written and shall expire on the 31st day of August, 2004

3.	All other provisions of the Agreement remain in full force and effect.

                                          IN WITNESS WHEREOF the parties hereto have hereunto executed the within Agreement as of the 21st day of April, 2004 by their duly authorized signing authorities on their behalf.

Banyan Corporation

Per:	/s/ Banyan Corporation	(c/s)

/s/ Michael Gelmon